EXHIBIT 10.1


                              SHAREHOLDER AGREEMENT


            This Shareholder Agreement dated as of August 31, 2001 is between Global Marine Inc., a corporation organized under the laws of Delaware ("Global"), and SFIC Holdings (Cayman), Inc., a corporation incorporated under the laws of the Cayman Islands (the "Shareholder").

            WHEREAS, Santa Fe International Corporation, a company incorporated under the laws of the Cayman Islands ("Santa Fe"), Silver Sub, Inc., a corporation organized under the laws of Delaware and a direct wholly owned subsidiary of Santa Fe ("Sub"), Gold Merger Sub, Inc., a corporation organized under the laws of Delaware and a direct wholly owned subsidiary of Sub ("Merger Sub"), and Global are entering into an Agreement and Plan of Merger dated as of the date hereof (as amended from time to time pursuant thereto, the "Merger Agreement");

            WHEREAS, the Shareholder is the registered and beneficial owner of 43,500,000 ordinary shares, par value $0.01 per share, of Santa Fe (the "Santa Fe Ordinary Shares");

            WHEREAS, as a condition to the willingness of Global to enter into the Merger Agreement, and as an inducement to it to do so, the Shareholder has agreed for the benefit of Global as set forth in this Agreement; and

            WHEREAS, the Board of Directors of the Shareholder has approved the Shareholder's entering into this Agreement, the form of this Agreement and the transactions contemplated hereby;

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. Definitions from Merger Agreement. Terms defined in the Merger Agreement and used but not defined herein having the meanings assigned to such terms in the Merger Agreement.

            Section 1.02. Shareholder Shares. The term "Shareholder Shares" shall mean (i) the Santa Fe Ordinary Shares owned by the Shareholder on the date hereof (as described in the recitals to this Agreement), (ii) any shares of Santa Fe acquired by the Shareholder after the date hereof, (iii) any shares or capital stock of any person or any securities or other property that the Shareholder is or becomes entitled to receive by reason of being a holder of any Shareholder Shares, and (iv) any capital stock, securities or other property into which any Shareholder Shares shall have been or shall be converted or changed, whether by amendment to the memorandum or articles of association of Santa Fe, merger, consolidation, reorganization, capital change or otherwise.

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                                   ARTICLE II

                          COVENANTS OF THE SHAREHOLDER

            Section 2.01. Agreement to Vote. At any meeting of the shareholders of Santa Fe held prior to the earliest of (i) the Effective Time of the Merger,
(ii) the termination of the Merger Agreement and (iii) the date on which the Board of Directors of Santa Fe (without the vote of members employed by Kuwait Petroleum Corporation) withdraws its recommendation pursuant to Section 7.4(b) of the Merger Agreement (such earliest time being herein referred to as the "Voting Termination Date"), however called, and at every adjournment or postponement thereof prior to the Voting Termination Date, or in connection with any written consent of or any other action by the shareholders of Santa Fe given prior to the Voting Termination Date, the Shareholder shall vote or cause to be voted the Shareholder Shares (a) in favor of the approval of the Santa Fe Amendments and the issuance of Santa Fe Ordinary Shares pursuant to the Merger and each of the other transactions contemplated by the Merger Agreement, and any actions required in furtherance hereof and thereof, and (b) against any Santa Fe Acquisition Proposal or any transaction or proposal that is inconsistent with, or might hinder, delay, impede or frustrate, the transactions contemplated by the Merger Agreement. The Shareholder shall not enter into any agreement or understanding with any person prior to the Voting Termination Date, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Shareholder Shares in any manner inconsistent with the preceding sentence.

            Section 2.02. Proxies and Voting Agreements. The Shareholder hereby revokes any and all previous proxies granted with respect to matters set forth in Section 2.01. Prior to the Voting Termination Date, the Shareholder shall not, directly or indirectly, except as contemplated hereby, grant any proxies or powers of attorney with respect to matters set forth in Section 2.01, deposit any of the Shareholder Shares or enter into a voting agreement with respect to any of the Shareholder Shares.

            Section 2.03. No Solicitation.

            (a) From and after the date hereof until the termination of the Merger Agreement, neither the Shareholder nor any of its subsidiaries shall, and shall not authorize or permit any of its officers, directors, employees, partners, agents, affiliates (other than Santa Fe) or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) (collectively, the "Shareholder Representatives") to, and on becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to Santa Fe shareholders) with respect to a Santa Fe Acquisition Proposal or cooperate with or assist, participate or engage in any discussions or negotiations concerning a Santa Fe Acquisition Proposal.

            (b)  The  Shareholder  shall  immediately  cease  and  cause  to  be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Shareholder or any Shareholder Representatives with respect to any Santa Fe Acquisition Proposal.


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            (c)  Prior  to  the  termination  of  the  Merger   Agreement,   the
Shareholder will as promptly as possible notify Global orally of and confirm in writing any requests to the Shareholder for information in connection with, or the receipt of, any Santa Fe Acquisition Proposal or any inquiry with respect to or that could lead to a Santa Fe Acquisition Proposal directed to the Shareholder. The Shareholder will (i) keep Global fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, Santa Fe Acquisition Proposals or inquiries and (ii) provide to Global as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Shareholder from any third party in connection with any Santa Fe Acquisition Proposal or sent or provided by the Shareholder to any third party in connection with any Santa Fe Acquisition Proposal. Any written notice under this Section 2.03 may be given by facsimile with receipt confirmed or personal delivery.

            (d) Prior to the termination of the Merger Agreement, the Shareholder shall not enter into any agreement with any person that provides for, or could reasonably be expected to materially facilitate or is designed to facilitate, a Santa Fe Acquisition Proposal.

            (e) The provisions of this Section 2.03 do not prohibit or restrict any Shareholder Representative who is also a Santa Fe Representative from taking actions permitted by Section 7.3 of the Merger Agreement.

            Section 2.04. Transfer of Shareholder Shares by the Shareholder. Prior to the Voting Termination Date, the Shareholder shall not (a) subject any of the Shareholder Shares to, or suffer to exist on any of the Shareholder Shares, any lien, pledge, security interest, charge or other encumbrance or restriction, other than pursuant to this Agreement, or (b) sell, transfer, assign, convey or otherwise dispose of any interest in or title to any of the Shareholder Shares (including any such action by operation of law), other than a disposition by operation of law pursuant to the Merger.

            Section 2.05. Other Actions. Prior to the Voting Termination Date, the Shareholder shall not take any action that would restrict, limit, impede or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

            Section 2.06. Consent under Intercompany Agreement. The Shareholder hereby consents, (i) pursuant to Section 3.1 of the Intercompany Agreement dated as of June 9, 1997, as amended, among Santa Fe, the Shareholder and Kuwait
Petroleum Corporation, and (ii) pursuant to Article 18.8 of the Articles of Association of Santa Fe, to the execution and delivery by Santa Fe of the Merger Agreement, the issuance by Santa Fe of the Santa Fe Ordinary Shares contemplated by the Merger Agreement and the performance by Santa Fe of the other transactions contemplated by the Merger Agreement.


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                                  ARTICLE III

             REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS
                               OF THE SHAREHOLDER

       The Shareholder represents, warrants and covenants to Global that:

            Section 3.01.  Ownership.  The  Shareholder is as of the date hereof the beneficial and legal owner of the Shareholder Shares identified in the recitals to this Agreement (as evidenced by the Register of Members of Santa
Fe), the Shareholder has the sole right to vote the Shareholder Shares and there are no restrictions on rights of disposition or other lien, pledge, security interest, charge or other encumbrance or restriction pertaining to the Shareholder Shares. None of the Shareholder Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shareholder Shares, and no proxy, power of attorney or other authorization has been granted with respect to any of the Shareholder Shares.

            Section 3.02. Authority and Non-Contravention. The Shareholder is a company duly formed and validly existing under the laws of the Cayman Islands. The Shareholder has the right, power and authority, and the Shareholder has been duly authorized by all necessary action (including consultation, approval or other action by or with any other person), to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby. Such actions by the Shareholder (a) require no action by or in respect of, or filing with, any Governmental Entity with respect to the Shareholder, other than any required filings under Section 13 of the Exchange Act, and (b) do not and will not contravene or constitute default under any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding on the Shareholder or result in the imposition of any lien, pledge, security interest, charge or other encumbrance or restriction on any of the Shareholder Shares (other than as provided in this Agreement with respect to Shareholder Shares).

            Section 3.03. Binding Effect. This Agreement has been duly executed and delivered by the Shareholder and is the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

            Section 3.04. Total Shares. The Shareholder Shares are the only shares of Santa Fe owned beneficially by the Shareholder or registered in the name of the Shareholder as of the date hereof, and the Shareholder does not have any option to purchase or right to subscribe for or otherwise acquire any securities of Santa Fe and has no other interest in or voting rights with respect to any other securities of Santa Fe.

            Section 3.05. Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from Santa Fe, Global, or any other party to the Merger Agreement in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Shareholder, except as otherwise provided in the Merger Agreement.


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


            Section 3.06. Reasonable Efforts. Prior to the Voting Termination Date, the Shareholder shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Global in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement and this Agreement.

                                   ARTICLE IV

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF GLOBAL

       Global represents, warrants and covenants to the Shareholder that:

            Section 4.01. Corporate Power and Authority. Global has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Global of this Agreement and the consummation by Global of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Global.

            Section 4.02. Binding Effect. This Agreement has been duly executed and delivered by Global and is a valid and binding agreement of Global, enforceable against Global in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

                                    ARTICLE V

                                  MISCELLANEOUS

            Section 5.01. Expenses. Each party hereto shall pay its own expenses (including, without limitation, the fees, costs and disbursements of counsel and other advisors) incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, any action at law or in equity to enforce or interpret the terms of this Agreement.

            Section 5.02. Further Assurances. From time to time, at the request of the other party, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

            Section 5.03. Specific Performance. The Shareholder agrees that Global would be irreparably damaged if for any reason the Shareholder fails to perform any of the Shareholder's obligations under this Agreement, and that Global would not have an adequate remedy at law for money damages in such event. Accordingly, Global shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Shareholder. This provision is without prejudice to any other rights that Global may have against the Shareholder for any failure to perform its obligations under this Agreement.

            Section 5.04. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by


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certified or registered mail, postage prepaid,  and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

            (a)   if to Global, to:

                  Senior Vice President and General Counsel
                  Global Marine Inc.
                  777 N. Eldridge Parkway
                  Houston, Texas 77079-4493
                  Facsimile:  (281) 596-5196

                  with a copy to:

                  J. David Kirkland, Jr.
                  Baker Botts L.L.P.
                  3000 One Shell Plaza
                  Houston, Texas  77002
                  Facsimile:  713-229-7701

            (b)   if to Shareholder, to:

                  Nader A. Sultan, Deputy Chairman and Chief Executive Officer P.O. Box 26565
                  Safat 13126
                  Kuwait
                  Telephone: 011.965.245.5455
                  Facsimile: 011.965.246.7159

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  4 Times Square
                  New York, New York  10036
                  Telephone:  212-735-3000
                  Facsimile:  212-735-2000
                  Attention:  Matthew J. Mallow, Esq.
                              Morris J. Kramer, Esq.

            Section 5.05. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular. The term "person" is to be interpreted broadly to include any corporation, partnership,


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trust,  limited liability company,  government or other entity and any group (as used with respect to Section 13(d) of the Exchange Act).

            Section 5.06. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

            Section 5.07. Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            Section 5.08. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

            Section 5.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

            Section 5.10. Amendments; Termination. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

            Section 5.11. Certain Events. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder Shares beneficially owned by such Shareholder and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

            Section 5.12. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.



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            IN WITNESS WHEREOF, Global and the Shareholder have caused this
Agreement to be duly executed as of the day and year first above written.


                                    SFIC HOLDINGS (CAYMAN), INC.



                                    By    /s/ Nader H. Sultan
                                       ---------------------------------------
                                       Name:  Nader H. Sultan
                                       Title: Chairman of the Board of Directors


                                    GLOBAL MARINE INC.



                                    By    /s/ Robert E. Rose
                                       ---------------------------------------
                                       Name:  Robert E. Rose
                                       Title: Chairman, President and
                                              Chief Executive Officer



            Kuwait Petroleum Corporation hereby agrees to be bound as if it were the Shareholder by the provisions of Section 2.03 only of this Agreement.


                                    KUWAIT PETROLEUM CORPORATION



                                    By    /s/ Nader H. Sultan
                                       ---------------------------------------
                                       Name:  Nader H. Sultan
                                       Title: Deputy Chairman and
                                              Chief Executive Officer


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